Exhibit 32.1

CERTIFICATION OF EXECUTIVE CHAIRMAN OF THE BOARD

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Books-A-Million, Inc. (the “Company”) hereby certifies, to the best of such officer’s knowledge, that:

(i)          the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended February 2, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2008	/s/ Clyde B. Anderson
Clyde B. Anderson
Executive Chairman of the Board